                                                                      EXHIBIT 11



                  CHARTER MEDICAL CORPORATION AND SUBSIDIARIES



                       COMPUTATION OF EARNINGS PER SHARE



    Earnings (Loss) per common share were calculated using the weighted average of common stock shares outstanding. Common stock equivalents would have been antidilutive, and were therefore not included in the calculation.



    Earnings per common share and common equivalent share and Earnings per common share assuming full dilution were calculated using the weighted average of common shares outstanding and common stock equivalents (stock options and warrants) assumed outstanding during the year.



                                                     FOR THE TWO MONTHS                                      ACTUAL
                                                           ENDED             FOR THE YEAR ENDED        FOR THE SIX MONTHS
                                                     SEPTEMBER 30, 1992      SEPTEMBER 30, 1993         ENDED MARCH 31,
                                                     ------------------    ----------------------    ----------------------
                                                           ACTUAL           ACTUAL      PRO FORMA      1993         1994
                                                     ------------------    ---------    ---------    ---------    ---------
                                                                                 (IN THOUSANDS)
Loss from continuing operations before
 extraordinary item...............................   $          (8,126)    $ (39,620)   $ (5,206)    $ (20,907)   $  (2,743)
Income (Loss) from discontinued operations and
 gain on disposal of discontinued operations......                 930        (4,046)          0        (6,008)           0
                                                               -------     ---------    ---------    ---------    ---------
Loss before extraordinary item....................              (7,196)      (43,666)     (5,206)      (26,915)      (2,743)
Extraordinary loss on early extinguishment
 of debt..........................................                   0        (8,561)          0             0            0
                                                               -------     ---------    ---------    ---------    ---------
Net loss..........................................   $          (7,196)    $ (52,227)   $ (5,206)    $ (26,915)   $  (2,743)
                                                               -------     ---------    ---------    ---------    ---------
                                                               -------     ---------    ---------    ---------    ---------
Weighted average number of common
 shares outstanding...............................              24,828        24,875      24,875        24,842       25,936
                                                               -------     ---------    ---------    ---------    ---------
                                                               -------     ---------    ---------    ---------    ---------
Earnings (Loss) per common share:
  Loss from continuing operations before
   extraordinary items............................   $           (0.33)    $   (1.59)   $  (0.21)    $   (0.84)   $   (0.11)
                                                                                        ---------
                                                                                        ---------
Income (Loss) from discontinued operations and
 gain on disposal of discontinued operations......                0.04         (0.16)                    (0.24)        0.00
                                                               -------     ---------                 ---------    ---------
Loss before extraordinary item....................               (0.29)        (1.75)                    (1.08)       (0.11)
Extraordinary loss on early extinguishment
 of debt..........................................                0.00         (0.35)                     0.00         0.00
                                                               -------     ---------                 ---------    ---------
Net loss..........................................   $           (0.29)    $   (2.10)                $   (1.08)   $   (0.11)
                                                               -------     ---------                 ---------    ---------
                                                               -------     ---------                 ---------    ---------



                                                                                                      PRO FORMA
                                                                                                     FOR THE SIX
                                                                                                     MONTHS ENDED
                                                                                                    MARCH 31, 1994
                                                                                                    --------------
Income from continuing operations.................................................................    $    1,402
                                                                                                         -------
                                                                                                         -------
Weighted average number of common shares outstanding..............................................        25,936
Incremental shares -- Stock options and warrants..................................................         1,399
                                                                                                         -------
Total for Earnings per common share and common equivalent share...................................        27,335
Incremental shares -- Stock options and warrants..................................................            15
                                                                                                         -------
Total for Earnings per common share assuming full dilution........................................        27,350
                                                                                                         -------
                                                                                                         -------
Earnings per common share and common equivalent share.............................................    $     0.05
                                                                                                         -------
                                                                                                         -------
Earnings per common share assuming full dilution..................................................    $     0.05
                                                                                                         -------
                                                                                                         -------